Exhibit 10.2

[COMPASS PATHWAYS LETTERHEAD]

George Goldsmith
10 Connaught Place
Flat 2
London W2 2ET

19 July 2022

STRICTLY PRIVATE & CONFIDENTIAL

Dear George,
Changes to your service agreement
This letter confirms the following changes to your service agreement with COMPASS Pathfinder Limited dated 14 September 2020 (Service Agreement), will take effect from 1 August 2022:
1.Clause 2.1 of the Service Agreement shall be deleted in its entirety and replaced with the following:

“The Executive’s employment under the terms of this Agreement shall continue, subject to the remaining terms of this Agreement, until it terminates on 31 December 2022 without the need for notice.”

2.Clause 4.1 of the Service Agreement shall be deleted in its entirety and replaced with the following:
“The Executive shall serve as the Executive Chairman of the Company.”

3.Clause 8.1 of the Service Agreement shall be deleted in its entirety and replaced with the following:
“The Executive shall be paid a basic salary of £346,800 per annum subject to deductions required by law. The Executive’s salary shall accrue from day to day, shall be payable in equal monthly instalments in arrears on or about the last Friday of each month and shall include any directors’ fees.”

4.A new Clause 10.4 shall be added to the Service Agreement:
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Exhibit 10.2
“Any bonus due to the Executive pursuant to clause 10 shall be pro rated to reflect the Executive’s reduced salary for the period 1 August 2022 to 31 December 2022. Notwithstanding clause 10.2, the Executive shall not lose any entitlement to a bonus solely on the basis that he is not employed by the Company as at the payment date as a result of the expected termination of this Agreement on 31 December 2022.”

The remaining terms of your Service Agreement shall remain unchanged.
This letter may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.
This letter has been duly executed and delivered as a deed on the date first stated above.

EXECUTED and DELIVERED as a DEED by for and on behalf of COMPASS Pathfinder Limited	) ) )	/s/ Matthew Owens
Director
in the presence of:
Signature of witness /s/ Meredith Prithviraj
Name of witness Meredith Prithviraj
Address of witness
c/o COMPASS Pathways
180 Varick Street
New York, NY 10014
Occupation of witness Attorney

Exhibit 10.2

EXECUTED and DELIVERED as a DEED by George Goldsmith	) )	/s/ George Goldsmith

in the presence of:
Signature of witness /s/ Ekaterina Malievskaia
Name of witness Ekaterina Malievskaia
Address of witness
2, 10 Connaught Place
London W22ET
UK
Occupation of witness Chief Innovation Officer

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